EX.(b)

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Brett C. Boshco, Principal Executive Officer and Principal Financial Officer, of Staar Investment Trust, a Delaware statutory trust (the “Registrant”), certifies that:
1.
The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Brett C. Boshco
Brett C. Boshco
Principal Executive Officer and Principal Financial Officer
Staar Investment Trust